UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 1, 2016, Concurrent Computer Corporation (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement, dated November 18, 2014 and amended as of October 15, 2015 (the “Employment Agreement”), between the Company and Derek Elder, the Company’s Chief Executive Officer. Pursuant to the terms of the Amendment, the Company increased Mr. Elder’s annual bonus opportunity percentage from 65% to 70%. The other provisions of the Employment Agreement remained unchanged.

The description above is qualified in its entirety by reference to the text of the Amendment, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in response to Item 1.01 above is incorporated herein by reference.

In addition, on September 2, 2016, the Company paid to Mr. Elder a discretionary bonus of $100,000, less applicable tax withholdings, provided that in the event that Mr. Elder terminates his employment with the Company prior to June 30, 2017 for any reason other than death or disability, then Mr. Elder shall repay to the Company the sum of $100,000 not later than seven (7) days following the his termination of employment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated September 1, 2016, by and between Concurrent Computer Corporation and Derek Elder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: September 2, 2016	By:	/s/ Davina Furnish
Davina Furnish
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated September 1, 2016, by and between Concurrent Computer Corporation and Derek Elder.